                              Footnotes to Form 3

(1) Advent International Corporation ("Advent") manages funds that collectively own 41,564,784 shares of common stock of the Issuer, which are represented as follows: (i) 2,491,060 shares of common stock held by Advent
    International GPE VIII Limited Partnership; (ii) 2,703,830 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii)
    2,016,017 shares of common stock held by Advent International GPE VIII-B-2
    Limited Partnership; (iv) 3,148,034 shares of common stock held by Advent
    International GPE VIII-B-3 Limited Partnership; (v) 7,597,957 shares of common stock held by Advent International GPE VIII-B Limited Partnership;
    (vi) 1,241,000 shares of common stock held by Advent International GPE VIII-
    C Limited Partnership; (vii) 1,061,357 shares of common stock held by Advent
    International GPE VIII-D Limited Partnership; (viii) 314,520 shares of common stock held by Advent International GPE VIII-F Limited Partnership;
    (ix) 2,786,461 shares of common stock held by Advent International GPE VIII-
    H Limited Partnership; (x) 2,591,066 shares of common stock held by Advent
    International GPE VIII-I Limited Partnership; (xi) 2,546,259 shares of common stock held by Advent International GPE VIII-J Limited Partnership
    (the funds set forth in the foregoing clauses (i)-(xi), the "Advent VIII
    Luxembourg Funds"); (xii) 5,843,136 shares of common stock held by Advent
    International GPE VIII-A Limited Partnership; (xiii) 1,181,978 shares of common stock held by Advent International GPE VIII-E Limited Partnership;
    (xiv) 2,004,711 shares of common stock held by Advent International GPE
    VIII-G Limited Partnership; (xv) 1,194,738 shares of common stock held by
    Advent International GPE VIII-K Limited Partnership; (xvi) 1,085,797 shares of common stock held by Advent International GPE VIII-L Limited Partnership
    (the funds set forth in the foregoing clauses (xii)-(xvi), the "Advent VIII
    Cayman Funds"); (xvii) 91,942 shares of common stock held by Advent Partners
    GPE VIII Limited Partnership; (xviii) 573,012 shares of common stock held by
    Advent Partners GPE VIII Cayman Limited Partnership; (xix) 110,480 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx)
    76,438 shares of common stock held by Advent Partners GPE VIII-A Cayman
    Limited Partnership; and (xxi) 904,991 shares of common stock held by Advent
    Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the "Advent VIII Partners Funds" and together with the Advent VIII Luxembourg Funds and the Advent VIII Cayman
    Funds, the "Advent VIII Funds").
(2) GPE VIII GP S.a.r.l. is the general partner of the Advent VIII Luxembourg
    Funds. GPE VIII GP Limited Partnership is the general partner of the Advent
    VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the
    manager of GPE VIII GP S.a.r.l. and the general partner of each of GPE VIII
    GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent is the
    manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Funds.
(3) The Reporting Person is a Principal of Advent and may have limited partner or other interests in one or more of the entities described herein. The
    Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of
    Section 16 or any other purpose.